FOURTH AMENDMENT TO
MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT, dated as of February 8, 2013 (this “Amendment”), is by and among Centerline Mortgage Capital Inc., a Delaware corporation having its principal place of business at 100 Church Street, 15th Floor, New York, New York 10007 (“CMC”), Centerline Mortgage Partners Inc., a Delaware corporation having its principal place of business at 100 Church Street, 15th Floor, New York, New York 10007 (“CMP” and together with CMC collectively referred to as the “Borrowers”), and Manufacturers and Traders Trust Company, with offices at 25 South Charles Street, 17th Floor, Baltimore, Maryland 21201 (the “Lender”).

R E C I T A L S

A.             The Lender and the Borrowers are parties to that certain Mortgage Warehouse Loan and Security Agreement dated as of November 14, 2011, as amended by the First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 19, 2012 (the “First Amendment”), the Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of November 9, 2012 (the “Second Amendment”) and the Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of November 29, 2012 (the “Third Amendment”), and as it may be further amended, modified, supplemented and/or restated from time to time (the “Loan Agreement”), pursuant to which the Lender makes Advances to the Borrowers secured by the Collateral. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.             The Lender and the Borrowers agree and acknowledge that the temporary increase in the Line of Credit Limit under the First Amendment and the Third Amendment have expired, and the related temporary increase notes described in, and executed and delivered by the Borrowers in connection with, the First Amendment and the Third Amendment have been paid in full and are now of no further force and effect.

C.             The Borrowers have requested (i) an increase in the Line of Credit Limit by Fifty Million Dollars ($50,000,000) and (ii) an extension of the Facility Termination Date from November 14, 2013 to February 8, 2014 and the Lender has agreed to such requests subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Lender and the Borrowers, the Lender and the Borrowers agree as follows:

1.             Loan Agreement Amendments.

(a)             Change in Defined Terms. The following definitions in the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Nonusage Rate: means the sum of the Minimum Nonusage Rate plus the Nonusage Rate Adjustment, provided that in no event shall the Applicable Nonusage Rate be less than the Minimum Nonusage Rate or greater than the Maximum Nonusage Rate. The Applicable Nonusage Rate shall be determined quarterly as follows: for any calendar quarter, the Applicable Nonusage Rate shall be calculated using the Deposit Level Average of the prior calendar quarter. For illustration purposes only, the chart below shows what the Applicable Nonusage Rate would be for a calendar quarter when the corresponding Deposit Level Average of the prior calendar quarter is at the amount shown below.

Deposit Level Average	Applicable Nonusage Rate
$30,000,000	.10%
$15,000,000	.60%
0	1.10%”

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“Credit Note: means that certain Second Amended and Restated Daily Adjusting LIBOR Revolving Line Note dated as of February 8, 2013 executed and delivered by the Borrowers payable to the order of the Lender in the principal face amount of $100,000,000, as amended, modified and/or restated from time to time.”

“Facility Termination Date: means the earliest of (a) February 8, 2014, or (b) the date the Lender terminates the Commitment pursuant to Section 9.2.1, provided that if the Facility Termination Date, as so determined, is not a Business Day, the Facility Termination Date shall be the next succeeding Business Day.”

“Line of Credit Limit: means $100,000,000.”

(b)             Section 6.6.6. of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.6.6. Without the Lender’s prior written consent, which may be withheld or granted in the Lender’s sole discretion exercised in good faith, the Lender shall not be required to (i) make more than twenty (20) Advances in any calendar month, or (ii) make more than four (4) Advances on any Business Day.”

(c)             Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 7.13. Minimum Deposits.

To maintain average deposit balances of the Borrowers and their Affiliates held at the Lender of not less than Thirty Million Dollars ($30,000,000) in the aggregate (the “Deposit Level Target”), provided that the sole remedy of the Lender for the Borrowers’ failure to satisfy the Minimum Deposit Target shall be an increase in the Applicable Interest Rate Spread (as defined in the Credit Note) and the Applicable Nonusage Rate as provided herein.”

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2.             Change in Exhibits to Loan Agreement. The following exhibits to the Loan Agreement are hereby amended and restated, and from and after the date of this Amendment any reference to such exhibits in the Loan Agreement shall be deemed a reference to such exhibits as attached to this Amendment:

(a)             Exhibit A-1 of the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit A-1 attached hereto.

(b)             Exhibit E of the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit E attached hereto.

3.             Miscellaneous.

(a)             Condition Precedent. This Amendment shall become effective upon completion or satisfaction of the following in the Lender’s determination:

(i)             The execution and delivery of this Amendment by the Borrowers and the Lender.

(ii)            The execution and delivery of the Second Amended and Restated Daily Adjusting LIBOR Note substantially in the form attached hereto as Exhibit A.

(iii)           The execution and delivery of that certain letter agreement dated as of the date hereof with respect to certain fees by the Borrowers and agreed to and accepted by the Lender (the “Fee Letter”).

(iv)           The Borrowers shall have paid to the Lender the fees in immediately available funds in the amount stated in the Fee Letter. The Borrowers acknowledge that such fees shall be paid in addition to the Nonusage Fee due and payable in accordance with Section 3.1 of the Loan Agreement during the term of the Loan.

(v)            The execution and delivery of that certain letter agreement dated as of the date hereof with respect to the Lender’s waiver of certain rights in connection with that certain Redemption Letter dated as of November 7, 2011 between Lender and Centerline Holding Company, and agreed to and accepted by the Lender.

(vi)           The Borrowers shall have delivered to the Lender the following, all in form and substance reasonably satisfactory to the Lender: (A) a certificate of good standing of each Borrower, dated no earlier than thirty (30) days prior to the date of this Amendment; (B) a certificate of the Secretary of each Borrower dated as of the date of this Amendment and certifying as to the Certificate of Incorporation and By-Laws of each Borrower, the incumbency and signatures of officers of each of the Borrowers executing this Amendment, the Second Amended and Restated Daily Adjusting LIBOR Note or otherwise acting on behalf of each Borrower hereunder and the resolutions authorizing the transactions contemplated by this Amendment; and (C) a legal opinion of Nixon Peabody LLP, as counsel to the Borrowers dated as of the date hereof, addressed to and in form and substance reasonably satisfactory to the Lender and its counsel.

(vii)          The Borrowers shall have paid the Lender’s reasonable attorneys’ fees and expenses related to the preparation, negotiation and closing of this Amendment.

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(b)             Release of Claims. Each Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which they have, may have, or might assert now or in the future against the Lender and/or the Lender’s affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment with respect to the Obligations, the Loan Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Amendment, and the execution of this Amendment by the Lender, does not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which liability may be asserted. The foregoing paragraph does not constitute a release of the Lender from its ongoing and future obligations under the Loan Agreement as amended hereby or under the other Loan Documents.

(c)             Amendment as Loan Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Loan Agreement.

(d)             Existing Loan Documents. Unless specifically modified hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

(e)             Confirmation of Representations, Warranties and Covenants. Each Borrower hereby confirms that (i) all representations, warranties and covenants made in the Loan Agreement, and the other Loan Documents to which it is a party, remain true and correct as of the date hereof, (ii) there has been no material adverse change in each Borrower’s financial condition from the date of the most recent financial statements submitted to the Lender pursuant to the Loan Agreement, and (iii) there have occurred no Defaults or Events of Default under the Loan Agreement and the other Loan Documents which are continuing as of the date hereof.

(f)             Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(g)             Counterparts. This Amendment may be executed in any number of counterparts, all of which constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as an instrument under seal as of the date first set forth above.

CENTERLINE MORTGAGE CAPITAL LLC, as Borrower

By:	/s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Chief Financial Officer

CENTERLINE MORTGAGE PARTNERS LLC, as Borrower

By:	/s/ Michael P. Larsen
Name: Michael P. Larsen
Title: Chief Financial Officer

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:	/s/ John Mangan
Name: John Mangan
Title: Vice President

Signature Page to Fourth Amendment to

Mortgage Warehouse Loan and Security Agreement

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EXHIBIT A

SECOND AMENDED AND RESTATED DAILY
ADJUSTING LIBOR REVOLVING LINE NOTE

(this “Note”)

February 8, 2013	$100,000,000

This Second Amended and Restated Daily Adjusting LIBOR Revolving Line Note is an amendment to and restatement, renewal and replacement of that certain Amended and Restated Daily Adjusting LIBOR Revolving Line Note dated as of November 9, 2012 from Borrower (as defined below) to Bank (as defined below) in the principal face amount of Fifty Million Dollars ($50,000,000).

BORROWER (Name): CENTERLINE MORTGAGE CAPITAL INC. and CENTERLINE MORTGAGE PARTNERS INC.

(Organizational Structure): Corporations

(State Law organized under): Delaware

(Address of residence/chief executive office): 100 Church Street, 15th Floor, New York, New York 10007

BANK:	MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203. Attention: Office of General Counsel

1.      DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a.	“Applicable Interest Rate Spread” shall mean the sum of the Minimum Interest Rate Spread plus the Interest Rate Adjustment, provided that in no event shall the Applicable Interest Rate Spread be less than the Minimum Interest Rate Spread or greater than the Maximum Interest Rate Spread. The Applicable Interest Rate Spread shall be determined quarterly as follows: for any calendar quarter, the Applicable Interest Rate Spread shall be calculated using the Deposit Level Average of the prior calendar quarter, provided that for the first calendar quarter (or portion thereof) of the term of this Note, the Applicable Interest Rate Spread shall mean 1.90%. For illustration purposes only, the chart below shows what the Applicable Interest Rate Spread would be for a calendar quarter when the corresponding Deposit Level Average of the prior calendar quarter is at the amount shown below.

Deposit Level Average	Applicable Interest Rate Spread
$30,000,000	1.90%
$15,000,000	2.65%
0	3.40%

b.	“Authorized Person” shall mean, each individually, Robert L. Levy, President of Borrower; William T. Hyman, Chief Executive Officer of Borrower; Philip A. Melton, Senior Managing Director of Borrower; Michael P. Larsen, Chief Financial Officer of Borrower; John K. Larson, Managing Director of Borrower; David A. Miller, Treasurer and Senior Vice President of Borrower; Vanessa L. Howes, Senior Vice President of Borrower; and Thomas A. Purtill, Vice President of Borrower (include name(s) and title(s), as appropriate), or any other officer, employee or representative of Borrower who is authorized or designated as a signer of loan documents under the provisions of Borrower’s most recent resolutions or similar documents on file with the Bank. Notwithstanding that individual names of Authorized Persons may have been provided to the Bank, the Bank shall be permitted at any time to rely solely on an individual’s title to ascertain whether that individual is an Authorized Person. Such authorization may be changed only upon written notice to the Bank accompanied by evidence, reasonably satisfactory to the Bank, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) New York Business Days following receipt thereof by the Bank. The Bank shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Persons so as to assure the Bank that each Authorized Person is a responsible and senior officer of Borrower.
c.	“Base Rate” shall mean a rate per annum equal to the sum of the Applicable Interest Rate Spread plus the rate of interest announced by the Bank from time to time as its prime rate of interest (“Prime Rate”).
d.	“Base Rate Loan” shall mean a Loan that accrues interest at the Base Rate.
e.	“Deposit Level Average” shall mean, for any calendar quarter, the average deposit balances of Borrower and their affiliates held at the Bank during such calendar quarter, as calculated by the Bank.

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f.	“Deposit Level Quotient” shall mean the Deposit Level Average divided by the Deposit Level Target.
g.	“Deposit Level Target” shall mean Thirty Million Dollars ($30,000,000).
h.	“Draw Date” shall mean, in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Note.
i.	“Interest Rate Adjustment” shall mean the Maximum Interest Rate Adjustment less the amount obtained by multiplying the Maximum Interest Rate Adjustment by the Deposit Level Quotient.
j.	“LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the applicable London Interbank Offered Rate (see LIBOR Rate definition below), as fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) on the appropriate day in accordance with the terms of this Note, as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on LIBOR Rate Loan(s) is determined, or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States’ residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.
k.	“LIBOR Rate” shall mean the rate per annum equal to the sum of the Applicable Interest Rate Spread plus one-month LIBOR, adjusting daily.
l.	“LIBOR Rate Loan” shall mean any Loan that accrues interest at a LIBOR Rate, as determined by the Bank.
m.	“Loan” shall mean any advance of funds made to Borrower by the Bank pursuant to this Note.
n.	“Loan Agreement” shall mean that certain Mortgage Warehouse Loan and Security Agreement dated as of November 14, 2011 among Borrower and the Bank, as amended by the First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 19, 2012 among Borrower and the Bank, the Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of November 9, 2012, the Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of November 29, 2012 and the Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of the date hereof among Borrower and the Bank, as amended, restated, supplemented or otherwise modified from time to time.
o.	“Loan Documents” shall mean this Note, the Loan Agreement and any and all other agreements or documents executed in connection with this Note or the Loan Agreement, as the same from time to time may be extended, restated, amended, supplemented or waived or modified in whole or in part.
p.	“London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.
q.	“Maximum Interest Rate Adjustment” shall mean one and one-half percent (1.50%).
r.	“Minimum Interest Rate Spread” shall mean one and ninety hundredths percent (1.90%).
s.	“Maximum Interest Rate Spread” shall mean three and forty hundredths percent (3.40%).
t.	“Maximum Principal Amount” shall mean One Hundred Million Dollars ($100,000,000).
r.	“New York Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.
s.	“Outstanding Principal Amount” shall mean, at any point in time, the aggregate outstanding principal amount of all Loans made pursuant to this Note.

2.             PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a.	Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, at the times set forth in this Note and the Loan Agreement, the Maximum Principal Amount or the Outstanding Principal Amount, if less, plus interest as set forth below and all fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note and the other Loan Documents, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”). The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on the Facility Termination Date, and is subject to acceleration in accordance with, the Loan Agreement pursuant to which this Note has been issued.

b.	Interest. Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), as follows:

i.	LIBOR Rate Loans. Interest shall accrue each day on any LIBOR Rate Loan, from and including the Draw Date to, but not including, the date such LIBOR Rate Loan is paid in full (or converts to a Base Rate Loan), at the LIBOR Rate in effect for that day. The applicable LIBOR Rate shall be determined each day using LIBOR in effect for that day, which, if such day is not a London Business Day, shall have been fixed on the nearest preceding London Business Day.

ii.	Base Rate Loans. Interest shall accrue each day on any Base Rate Loan, from and including the first day a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full, at a rate per annum equal to the Base Rate in effect each day. Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

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c.	Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate“). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

d.	Payment of Loans and Interest. All Loans hereunder shall be due and payable as set forth in this Note and the Loan Agreement; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable upon any Event of Default (as defined in the Loan Agreement) or if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Absent demand by the Bank for payment of interest monthly, interest shall be due and payable at the time any Loan is repaid to the Bank.

e.	Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

f.	Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Centerline Mortgage Capital Inc.’s deposit account #9854533859 with the Bank and/or Centerline Mortgage Partners Inc.’s deposit account #9854533842 with the Bank automatically for any amount which becomes due under this Note.

g.	Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other Loan Document, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount, or (c) the Bank’s then current late charge as announced by the Bank from time to time.

h. Default Rate. If the Borrower fails to make any payment when due under this Note, the interest rate on the Outstanding Principal Amount shall immediately and automatically increase to five (5) percentage points per year above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate (the “Default Rate”).

i.	Interest Accrual; Application of Payments. Interest will continue to accrue on the Outstanding Principal Amount until the earlier of the particular Loan is repaid or the Outstanding Principal Amount is paid in full. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to demand for payment in full, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to late charges and other fees, and then to all other Expenses.

3.             CREDIT AVAILABILITY.

a.	General. This Note is issued by Borrower to the Bank in connection with a certain line of credit or loan limit made available by the Bank to Borrower pursuant to the Loan Agreement (the “Credit”). Except as otherwise provided herein, each Loan advanced hereunder shall be in the form of a LIBOR Rate Loan.

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b.	Authorized Representatives. The Bank may make any Loan pursuant to the Credit in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. Borrower acknowledges that the transmission between Borrower and Bank of any Request or other instructions with respect to the Credit involves the possibility of errors, omissions, misinterpretations, fraud and mistakes, and agrees to adopt such internal measures and operational procedures as may be necessary to prevent such occurrences. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying on and acting upon any Request or other instructions with respect to the Credit; or (ii) any such error, omission, misinterpretation, fraud or mistake, provided such error, omission, misinterpretation, fraud or mistake is not directly caused by the Bank’s gross negligence or willful misconduct. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

c.	Limit on Facility. Any Request for a Loan hereunder shall be limited in amount, such that the sum of (i) the principal amount of such Request; (ii) the Outstanding Principal Amount under this Note; and (iii) the aggregate face amounts of (or, if greater, Borrower’s aggregate reimbursement obligations to the Bank (or any of its affiliates) in connection with) any letters of credit issued by the Bank (or any of its affiliates) at the request (or for the benefit) of Borrower, pursuant to this Credit; does not exceed the Maximum Principal Amount under this Note.

d.	Revolving Credit. This Note evidences a revolving Credit. Subject to all applicable provisions in this Note, the Loan Agreement and in any and all other Loan Documents, the Borrower may borrow, pay, prepay and reborrow hereunder at any time prior to demand for payment in full of the Outstanding Principal Amount. Notwithstanding that, from time to time, there may be no amounts outstanding respecting this Note, this Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Credit evidenced by this Note has been terminated by the Bank. Prior to making any Loan hereunder, all conditions precedent to an advance set forth in the Loan Agreement must be satisfied.

e.	Request for LIBOR Rate Loans. In making any Request for a Loan, Borrower shall specify the aggregate amount of such Loan and the Draw Date; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time) on any given day, the earliest possible Draw Date will be the next New York Business Day.

f.	Delivery of Requests. Delivery of a Request for a LIBOR Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

M&T Bank

M&T Commercial Real Estate

25 South Charles Street, 17th Floor

Mail Code: MD2-CS64

Baltimore, MD 21201

Attn: John Mangan

Tel. (410) 545-2373

jmangan@mtb.com

4.             CONVERSION UPON DEFAULT. Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under this Note (whether by demand or otherwise), or (ii) there exists a condition or event which, with the passage of time, the giving of notice or both, shall constitute an Event of Default under the Loan Agreement or any other Loan Document, the Bank, in its sole discretion, may convert any LIBOR Rate Loan to a Base Rate Loan. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate, as described above).

5.             RIGHT OF SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6.             BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

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7.             PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank’s express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

8.             AUTHORIZATION. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

9 .            INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a.	Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in law (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) or in the interpretation of any requirement of law, or (b) the compliance requirements for any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

b.	Inability to Determine Rates. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain, as the case may be, LIBOR Rate Loans hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, the Bank may convert any LIBOR Rate Loans to Base Rate Loans, and Borrower may revoke any pending Request that Borrower previously made for a LIBOR Rate Loan. If Borrower does not revoke any such Request, the Bank may make the Loans, as proposed by Borrower, in the amount specified in the applicable Request submitted by Borrower, but such Loans shall be made as Base Rate Loans instead of LIBOR Rate Loans.

c.	Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall immediately pay to the Bank the aggregate principal amount of all LIBOR Rate Loans then outstanding, together with accrued interest and related Expenses. If Borrower is required to pay off any LIBOR Rate Loan as set forth in this subsection, then concurrently with such payment, Borrower may borrow from the Bank, in the amount of such payment, a Base Rate Loan.

10.           MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to this Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

11.           NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

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12.           JOINT AND SEVERAL. There is more than one Borrower; therefore, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower“ shall include each as well as all of them.

13.           GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the State of New York in a county or judicial district where the bank maintains a branch, and consents that the Bank may effect any service of process in the manner and at Borrower’s address set forth above for providing notice or demand; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14.           WAIVER OF JURY TRIAL. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

[Remainder of page intentionally left blank; signature page follows]

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Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

CENTERLINE MORTGAGE CAPITAL INC.

/s/ David A. Miller	By:	/s/ Michael P. Larsen
Signature of Witness	Name:	Michael P. Larsen
	Title:	Chief Financial Officer
David A. Miller Treasurer
Typed Name of Witness

CENTERLINE MORTGAGE PARTNERS INC.

/s/ James A. Briggs	By:	/s/ Michael P. Larsen
Signature of Witness	Name:	Michael P. Larsen
	Title:	Chief Financial Officer
James A. Briggs Chief Accounting Officer
Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK)
:SS.
COUNTY OF NEW YORK)

On the 8th day of February, in the year 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael P. Larsen, the Chief Financial Officer of Centerline Mortgage Capital Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mariann Sierra
Notary Public	MARIANN SIERRA Notary Public, State of New York No. O1SI6176706 Qualified in New York County Commission Expires Nov. 5, 2015

ACKNOWLEDGMENT

STATE OF NEW YORK)
:SS.
COUNTY OF NEW YORK)

                                On the 8th day of February, in the year 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael P. Larsen, the Chief Financial Officer of Centerline Mortgage Partners Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mariann Sierra
Notary Public	MARIANN SIERRA Notary Public, State of New York No. O1SI6176706 Qualified in New York County Commission Expires Nov. 5, 2015

FOR BANK USE ONLY

Authorization Confirmed:

Product Code: 11900

Disbursement of Funds:

Credit A/C #	Off Ck #	Payoff Obligation #

$	$	$

EXHIBIT E

Updated as of 1/9/13

LIST OF ELIGIBLE INVESTORS

1. Fannie Mae	32. PrinceRidge Group
2. Freddie Mac	33. AFL CIO
3. Duncan Williams	34. Piper Jaffray
4. RBS	35. Keefe, Bruyette & Woods
5. Citibank	36. BNP Paribas
6. Credit Suisse	37. Huntington Investment Corp
7. Wells Fargo	38. SunTrust Robinson Humphrey
8. Bank of America
9. JP Morgan
10. Deutsche Bank
11. Jeffries & Co.
12. Morgan Stanley
13. Nomura
14. Goldman Sachs
15. Barclays
16. RBC
17. UBS
18. BB&T
19. Key Bank
20. Bank of Montreal
21. PNC
22. Oppenheimer
23. Sandler O’Neill
24. Raymond James
25. Stiefel Nicholas
26. Sterne, Agee
27. Canter Fitzgerald
28. Amherst Securities
29. Mizuho Securities USA
30. Guggenheim Securities, LLC
31. KGS Alpha Capital

Manufacturers and Traders Trust Company

By:	/s/ John Mangan
Name: John Mangan
Title: Vice President

Date: As of January 9, 2013

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EXHIBIT A-1

ELIGIBLE COLLATERAL

A.	SPECIAL REPRESENTATIONS AS TO ALL PLEDGED ITEMS

In order to determine if any Pledged Item is Eligible Collateral, each Borrower represents and warrants with respect to each Pledged Item as follows (provided that the failure of any such representation or warranty to be or remain true shall not cause an Event of Default but shall cause the affected Pledged Item to be excluded from Eligible Collateral).

•      1.           One of Borrowers is the legal and equitable owner and holder of such Pledged Item free of all Liens other than the Liens created in favor of the Lender and has full power and authority to pledge such Pledged Item.

•      2.           Such Pledged Item and each commitment of a Person to purchase Mortgage Loans and Securities from the applicable Borrower (including Purchase Commitments and Investor Security Commitments) has been duly and validly issued to the applicable Borrower.

•      3.           Each Pledged Mortgage:

1.           i.           has been duly executed and delivered by the parties thereto at a closing,

2.           ii.          has been made in compliance with all applicable requirements of the Real Estate
Settlement Procedures Act and the Federal Truth-In-Lending Act, if applicable,

3.           iii.          is valid and enforceable in accordance with its terms, without defense or offset,

4.           iv.         has not been modified or amended (except with respect to the correction of errors) and has not had any requirements thereof waived,

5.           v.          is subject to and complies with a valid and enforceable Purchase Commitment held by the applicable Borrower,

6.           vi.          constitutes a Mortgage Loan, as defined hereunder,

7.          vii.          complies with the delivery requirements of the Federal Agency or other Eligible Investor, which has issued the related Purchase Commitment,

8.          vii.          no more than 100% of the principal amount stated in the Promissory Note has been advanced (or upon making of the applicable Advance, will be advanced),

9.           ix.          is a Mortgage Loan, and

10.          x.          the Warehouse Period has not expired.

•      4.           With respect to each Pledged Mortgage, the applicable Borrower has in its possession all Required Mortgage Documents other than those documents and instruments which are in the possession of the Lender or in the possession of a Person to whom delivery was made pursuant to a Bailee Letter.

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•      5.           With respect to each Pledged Mortgage, the Mortgage in respect of such Pledged Mortgage has been duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations.

•      6.           With respect to each Pledged Mortgage, there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents, there are no promissory notes, security instruments or guarantees relating to the indebtedness constituting such Pledged Mortgage.

•      7.           Each requirement of any Federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Item has been complied with.

•      8.           With respect to any Freddie Mac Mortgage Loans, Fannie Mae Mortgage Loans, DUS Program Loans or other Mortgage Loans proposed to be included in the Borrowing Base which are issued pursuant to a program sponsored by a Federal Agency or guaranteed by a Federal Agency, the applicable Borrower is an Approved Lender or the applicable Borrower has a Purchase Commitment from an Approved Lender with respect to such Mortgage Loan.

•      9.           Each Assignment (i) has been duly authorized by all necessary action by the applicable Borrower, duly executed and delivered by the applicable Borrower and is the legal, valid and binding obligation of the applicable Borrower enforceable in accordance with its terms and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of all of the rights, powers and benefits of the applicable Borrower as mortgagee.

•      10.         Upon the delivery of each Assignment and assuming the possession by the Lender, the applicable Borrower or a third party under a Bailee Letter of the Required Mortgage Documents, other than the original Promissory Note which must be delivered to the Lender, the Lender will have a valid and perfected first priority security interest in the Collateral and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

•      11.         No default, nor event of default, has occurred and is continuing under the Pledged Mortgage as of the Pledge Date and as of the Pledge Date and at any time following the Pledge Date no payment due under any Pledged Mortgage more than thirty (30) days past due.

•      12.         All fire and casualty policies covering the premises encumbered by each Pledged Mortgage (i) name the applicable Borrower as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (ii) are in full force and effect, and (iii) afford insurance against fire and such other risks as are required by the applicable Required Mortgage Documents.

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•      13.         If the Pledged Item is a Security, each such Security is issued with respect to a Mortgage Pool and is covered by an Investor Security Commitment.

•      14.         If Securities are to be issued with respect to any Investor Security Commitment or otherwise constitute Eligible Collateral, the applicable Borrower shall take all reasonable steps to cause the Lender’s Lien on such Securities to be a duly perfected first Lien security interest, by: (i) in the case of a Security issued and maintained in “uncertificated” form, causing such Security to be duly registered with book entries in the appropriate account in the name of the Lender or its custodian on the records of the appropriate Federal Reserve Bank; or (ii) in the case of any Security issued in the form of a certificate, by causing such Security to be issued in the name of the Lender or its custodian and delivering possession of such Security to the Lender or its custodian.

•              15.         No Pledged Item shall be Eligible Collateral on and after the date of sale or other disposition of such Pledged Item.

B.	LIMITATIONS ON ADVANCES AGAINST MORTGAGE LOANS

The Lender’s obligation to make Advances under the Agreement is further subject to the following limitations:

1.           No Advance will be made against any Mortgage Loan that has been previously sold or pledged to obtain financing (whether or not such financing should be classified on the Borrower’s balance sheet as a liability in accordance with GAAP) under another warehousing financing arrangement.

2.           No Advance will be made against any Mortgage Loan that the Lender believes may be based on untrue, incomplete or inaccurate or fraudulent information or may otherwise be subject to fraud.

3.           No Advance will be made against any Mortgage Loan if any of the limitations set forth in this Agreement as to the Borrowing Base would be exceeded after giving effect to the Advance.

4.           No Advance will be made against an FHA Construction Mortgage Loan unless (a) the Lender has at one time had or will obtain (as provided in Exhibit B-2 (FHA/Ginnie Mae)) possession of the related Promissory Note, and (b) the related Promissory Note is in the possession of the appropriate title company or settlement attorney for closing.

5.           No Advance will be made against any Mortgage Loan not originated by the Borrower unless (i) prior to closing of such Mortgage Loan the originator has properly assigned all of its rights to the Borrower in writing or (ii) such Mortgage Loan has been assigned to the Borrower with all proper assignment documents having been executed in recordable form by the proper party and recorded in any office necessary to effect such assignment and all necessary endorsements of the Promissory Note have been properly made by the holder of the Promissory Note on the Promissory Note or an allonge to the Promissory Note making the Borrower the holder of the Promissory Note and any other document or filing, including any UCC Financing Statement, has been assigned and assigned of record, if applicable, to the Borrower, or (iii) as otherwise approved in writing by the Lender.

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C.	ELIGIBLE LOANS AND TERMS OF ADVANCES

Subject to compliance with the terms and limitations set forth below and the terms, representations and warranties and the covenants in the Agreement (including the applicable Exhibits), including delivery of the Required Mortgage Documents as provided in the Agreement (including the applicable Exhibits), each of the following Mortgage Loans is Eligible Collateral for purposes of the Agreement:

11.	1. Fannie Mae DUS Program Loan

a.	Definition. Multi-Family Loans or Senior Loans sold to Fannie Mae pursuant to the DUS Program.

b.	Subordinate Mortgage Loans: Not permitted.

c.	Fannie Mae DUS Sublimits: 100% of the Line of Credit Limit.

d.	Committed/Uncommitted: Purchase Commitment or Investor Security Commitment required.

e.	Advance Rate: 100% of the lesser of:

i.	the Promissory Note amount or

ii.	the Purchase Commitment purchase price or Investor Security Commitment purchase price.

f.	Warehouse Period: 60 days.

12.	2. FHA Permanent Mortgage Loan

a.	Definition. A permanent FHA fully-insured Mortgage Loan secured by a mortgage on a Multi-Family Property or Seniors Property but excluding hospitals.

b.	Subordinate Mortgage Loans: Not permitted.

c.	FHA Permanent Sublimit: 100% of the Line of Credit Limit.

d.	Committed/Uncommitted: Purchase Commitment or Investor Security Commitment required.

e.	Advance Rate: 100% of the lesser of:

i.	the Promissory Note amount or

ii.	the Purchase Commitment purchase price or Investor Security Commitment purchase price.

f.	Warehouse Period: 60 days.

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13.	3. FHA Construction Mortgage Loan

a.	Definition. An FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a Multi-Family Property or a Seniors Property but excluding hospitals.

b.	Subordinate Mortgage Loans: Not permitted.

c.	FHA Construction Sublimit: 100% of the Line of Credit Limit.

d.	Committed/Uncommitted: Purchase Commitment or Investor Security Commitment required.

e.	Advance Rate: 100% of the lesser of:

i.	the Promissory Note amount or

ii.	the Purchase Commitment purchase price or Investor Security Commitment purchase price.

f.	Warehouse Period: 60 days.

4.	Freddie Mac Program Loan

a.	Definition. Multi-Family Loans sold to Freddie Mac pursuant to a Freddie Mac Program.

b.	Subordinate Mortgage Loans: Not permitted.

c.	Freddie Mac Program Sublimits: 100% of the Line of Credit Limit.

d.	Committed/Uncommitted: Purchase Commitment required.

e.	Advance Rate: 100% of the lesser of:

i.	the Promissory Note amount or

ii.	the Purchase Commitment purchase price.

f.	Warehouse Period: 60 days.

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